CONSENT   THIS  CONSENT  IS  SOLICITED  ON  BEHALF  OF THE BOARD OF DIRECTORS OF
                           KIWI NETWORK SOLUTIONS INC.

The undersigned shareholder of KIWI NETWORK SOLUTIONS INC., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Proxy Statement, and hereby consents to the following action:

PROPOSAL NO. 1 - ADOPTION AND APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION


PROPOSAL NO. 2 - ADOPTION AND APPROVAL OF THE COMPANY'S NAME CHANGE TO TRIMAX CORPORATION


PROPOSAL  NO.  3  -  ELECTION  OF  THE  COMPANY'S  BOARD  OF  DIRECTORS

     DEREK  PEPLER

     ROBERT  VIVACQUA

     ERNEST  KOLENDA

NOTE: THIS CONSENT SHOULD BE DATED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED IN THE ENCLOSED ENVELOPE.


                              DATED:  ________________________________,  2005.

                              _____________________________________________
                              Print  name(s)  exactly  as  shown  on  Stock
                              Certificate

                              _____________________________________________
                              (Signature)
                              _____________________________________________
                              (Signature)


PLEASE SIGN, DATE AND RETURN THIS CONSENT CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.